UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 14, 2005

Genesee & Wyoming Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

66 Field Point Road, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-629-3722

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

As previously disclosed, we had been involved in litigation with Messrs. Chambers and Wheeler, who had filed a complaint against Genesee & Wyoming Inc. in the Delaware Chancery Court. Additional information regarding this lawsuit is described on page 47 of our quarterly report on Form 10-Q for the quarter ended June 30, 2005. On August 11, 2005, the court issued an opinion finding that the options had vested, and as a result, the plaintiffs’ motion for summary judgment should be granted and our motion for summary judgment should be denied. On September 14, 2005, the court issued an order relating to its prior opinion, requiring us to pay the plaintiffs $6.5 million in the aggregate rather than have the 270,000 options vest. In conjunction with the issuance of the court’s order, we and the plaintiffs agreed to waive any right to appeal the court’s order, and on September 15, 2005 we paid this amount. This payment will be accounted for as an increase in goodwill and will have no effect on our earnings or share count.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

September 20, 2005	By:	Adam B. Frankel

Name: Adam B. Frankel
Title: SVP, General Counsel & Corporate Secretary